Exhibit 99.1

FOR IMMEDIATE RELEASE

BRC Group Holdings, Inc. Shares Fourth Quarter and Full Year 2025 Preliminary Financial Estimates

Fourth Quarter 2025 Net Income Available to Common Shareholders Expected to be in the Range of

$60.0 Million to $65.4 Million; Fourth Quarter 2025 Adjusted EBITDA Expected to be in the Range of $98.9 Million to $109.4 Million

Full Year 2025 Net Income Available to Common Shareholders Expected to be in the Range of $274.5 Million to $279.9 Million; Full Year 2025 Adjusted EBITDA Expected to be in the Range of $225.8 Million to $236.3 Million

LOS ANGELES, January 29, 2026 – BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) (NASDAQ: RILY) ("BRC" or the "Company"), a diversified holding company, today is providing fourth quarter and full year 2025 preliminary financial estimates for the period ended December 31, 2025.

Fourth Quarter 2025 Highlights

●	Strong fourth quarter 2025 preliminary financial estimates were driven by a mix of investment appreciation and consistent performance from the Capital Markets, Wealth, and Communications segments.

●	Net Debt(3) estimated to decline in the fourth quarter 2025 between $72 million and $94 million, and in the full year 2025 between $433 million and $455 million, achieved through asset sales, investment appreciation, cash flow from operations, bond exchanges and purchases.

●	On January 27, 2026, received Nasdaq compliance letter indicating that compliance with the Periodic Filing Rule has been regained. Financial reporting brought current by filing three Form 10-Qs for Q1, Q2 & Q3 2025 between November 2025 and January 2026.

Bryant Riley, Chairman and Co-Chief Executive Officer of BRC, commented: “Our strong fourth quarter and full year 2025 preliminary financial estimates demonstrate the broad economic contribution produced by our diverse platform of operating companies and investment holdings. The success achieved in 2025 is the result of executing a complex strategy focused on repositioning our balance sheet and operating platform in the first half of the year and delivering strong operating performance in the second half of the year, which has positioned us for 2026 and beyond. The groundwork laid last year also provides a path towards lowering operating costs, including elevated professional fees booked in 2025.

www.brcgh.com | NASDAQ: RILY	1

“Net Debt is expected to range from $609 million and $631 million at December 31, 2025, compared to peak Net Debt of $1.39 billion at September 30, 2024.

“The strength of our company has always been our people, their agility, and their determination to serve our clients and shareholders – and 2025 demonstrated it. We look forward to sharing our 2025 annual audited results in March.”

BRC Fourth Quarter 2025 Preliminary Unaudited Estimates Summary

●	Net income available to common shareholders is expected to range from $60.0 million to $65.4 million, compared to $0.9 million in the fourth quarter 2024.

●	Revenues are expected to range from $271.0 million to $282.5 million, compared to $178.6 million in the fourth quarter 2024.

●	Adjusted EBITDA(1) is expected to range from $98.9 million to $109.4 million, compared to a loss of $(113.8) million in the fourth quarter 2024.

●	Operating Adjusted EBITDA(2) is expected to range from $18.0 million to $21.0 million, compared to $15.2 million in the fourth quarter 2024.

●	Total debt is estimated to be $1.4 billion, with Net Debt expected to range from $609.0 million and $631.0 million as of December 31, 2025, compared to $1.77 billion and $1.06 billion, respectively, as of December 31, 2024.

●	Cash, cash equivalents, and restricted cash are estimated to be $229.0 million as of December 31, 2025, compared to $247.3 million as of December 31, 2024.

●	Securities and other investments owned is expected to range from $443.0 million and $463.0 million as of December 31, 2025, compared to $282.3 million as of December 31, 2024. Total Investments(4) are expected to range from $514.0 million and $536.0 million as of December 31, 2025, compared to $432.6 million as of December 31, 2024.

●	Basic and diluted earnings per common share (EPS) are expected to range from $1.96 and $2.14, compared to $0.03 in the fourth quarter 2024.

BRC Full Year 2025 Preliminary Unaudited Estimates Summary

●	Net income available to common shareholders is expected to range from $274.5 million to $279.9 million, compared to a loss of $(772.3) million in the full year 2024.

●	Revenues are expected to range from $960.2 million to $971.7 million, compared to $746.4 million in the full year 2024.

●	Adjusted EBITDA is expected to range from $225.8 million to $236.3 million, compared to a loss of $(568.3) million in the full year 2024.

●	Operating Adjusted EBITDA is expected to range from $109.6 million to $112.6 million, compared to $100.9 million in the full year 2024.

●	Basic and diluted earnings per common share (EPS) are expected to range from $8.98 and $9.16, compared to a loss of $(25.46) in the full year 2024.

www.brcgh.com | NASDAQ: RILY	2

About BRC Group Holdings, Inc.

BRC Group Holdings, Inc. (Nasdaq: RILY) is a diversified holding company, including financial services, telecom, and retail, and investments in equity, debt and venture capital. Our core financial services platform provides small cap and middle market companies customized end-to-end solutions at every stage of the enterprise life cycle. Our banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Our wealth management business offers wealth management and financial planning services including brokerage, investment management, insurance, and tax preparation. Our telecom businesses provide consumer and business services including traditional, mobile and cloud phone, internet and data, security, and email. Our retail businesses provide mobile computing accessories and home furnishings. BRC deploys its capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brcgh.com.

Footnotes

See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. A reconciliation of Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt to the comparable GAAP financial measures is included in the financial statements portion of this press release.

(1) Adjusted EBITDA includes earnings from continuing operations before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain or loss on extinguishment of debt, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill and tradenames, and transaction related and other costs.

(2) Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) trading gains (losses), net, net of (a) fixed income and variable rate transaction spread, (ii) fair value adjustments on loans, (iii) realized and unrealized gains (losses) on investments net of variable rate transaction spread, and (iv) other investment-related expenses.

(3) Net Debt is defined as the sum of (a) term loans, net, (b) senior notes payable, net, (c) revolving credit facility, and (d) notes payable, net of (i) cash and cash equivalents, (ii) restricted cash, (iii) due from clearing brokers net of due to clearing brokers, and (iv) Total Investments.

(4) Total Investments is defined as the sum of (a) securities and other investments owned net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments from continuing operations, (b) loans receivable, at fair value net of loan participations sold, (c) equity investments, and (d) other investments reported in prepaid and other assets.

www.brcgh.com | NASDAQ: RILY	3

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt, may be considered non-GAAP financial measures. BRC Group Holdings, Inc. believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of Adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, restructuring charge, gain or loss on extinguishment of debt, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill and tradenames, share-based compensation and transaction related and other costs, (ii) excluding in the case of Operating Adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading gains (losses), net, net of fixed income and variable rate transaction spread, fair value adjustments on loans, realized and unrealized gains (losses) on investments net of variable rate transaction spread, and other investment related expenses, (iii) including in the case of Total Investments, securities and other investments owned net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments from continuing operations, loans receivable, at fair value net of loan participations sold, equity investments, and other investments reported in prepaid and other assets, (iv) including in the case of Net Debt, term loans, net, senior notes payable, net, revolving credit facility, and notes payable net of (a) cash and cash equivalents, (b) restricted cash, (c) due from clearing brokers net of due to clearing brokers, and (d) aforementioned included items of Total Investments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. The Company assumes no duty to update forward-looking statements, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the period ended March 31, 2025, its Quarterly Report on Form 10-Q for the period ended June 30, 2025 and its Quarterly Report on Form 10-Q for the period ended September 30, 2025 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements.

# # #

www.brcgh.com | NASDAQ: RILY	4

The following selected financial data reflects the unaudited results of operations for the three months and year ended December 31, 2025 and comparable selected financial data for the comparable periods in 2024 reflecting the recasting of financial information for reporting the sale of Glass Ratner in discontinued operations.

BRC GROUP HOLDINGS, INC.

Selected Balance Sheets Totals

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate
	December 31, 2025		December 31, 2024
	Low	High	Actual
Total assets	$1,694,000	$1,724,000	$1,783,263
Total liabilities	$1,834,500	$1,843,500	$2,239,279

BRC GROUP HOLDINGS, INC.

Condensed Consolidated Statement of Operations (Loss)

(Unaudited)

(Dollars in thousands, except share and per share data)

	Preliminary Estimate
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2025		2024
	Low	High	Actual
Total revenues	$271,000	$282,500	$178,582
Total operating expenses	216,500	220,600	345,373
Other income (expense)	18,500	23,500	(90,345)
Income (loss) from continuing operations before income taxes	73,000	85,400	(257,136)
Provision for income taxes	(8,000)	(13,000)	(4,210)
Income (loss) from continuing operations	65,000	72,400	(261,346)
Income from discontinued operations, net of income taxes	—	—	255,740
Net income (loss)	65,000	72,400	(5,606)
Net income (loss) attributable to noncontrolling interests	3,000	5,000	(8,498)
Net income attributable to Registrant	62,000	67,400	2,892
Preferred stock dividends	2,000	2,000	2,015
Net income available to common shareholders	$60,000	$65,400	$877

Diluted income per common share	$1.96	$2.14	$0.03
Weighted average diluted common shares outstanding	30,597,066	30,597,066	30,499,931

www.brcgh.com | NASDAQ: RILY	5

BRC GROUP HOLDINGS, INC.

Condensed Consolidated Statement of Operations (Loss)

(Unaudited)

(Dollars in thousands, except share and per share data)

	Preliminary Estimate
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025		2024
	Low	High	Actual
Total revenues	$960,236	$971,736	$746,421
Total operating expenses	890,989	895,089	1,243,968
Other income (expense)	154,091	159,091	(402,849)
Income (loss) from continuing operations before income taxes	223,338	235,738	(900,396)
Provision for income taxes	(9,194)	(14,194)	(22,013)
Income (loss) from continuing operations	214,144	221,544	(922,409)
Income from discontinued operations, net of income taxes	70,841	70,841	147,470
Net income (loss)	284,985	292,385	(774,939)
Net income (loss) attributable to noncontrolling interests	2,406	4,406	(10,665)
Net income (loss) attributable to Registrant	282,579	287,979	(764,274)
Preferred stock dividends	8,045	8,045	8,060
Net income (loss) available to common shareholders	$274,534	$279,934	$(772,334)

Diluted income (loss) per common share	$8.98	$9.16	$(25.46)
Weighted average diluted common shares outstanding	30,555,258	30,555,258	30,336,274

www.brcgh.com | NASDAQ: RILY	6

BRC GROUP HOLDINGS, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2025		2024
	Low	High	Actual
Net income attributable to Registrant	$62,000	$67,400	$2,892
Income from discontinued operations, net of income taxes	—	—	255,740
Net (income) loss attributable to noncontrolling interests	(3,000)	(5,000)	8,498
Income (loss) from continuing operations	65,000	72,400	(261,346)
Adjustments:
Net (income) loss from continuing operations attributable to noncontrolling interests	(3,000)	(5,000)	8,523
Provision for income taxes	8,000	13,000	4,210
Interest expense	20,000	20,000	31,113
Interest income	(200)	(200)	(708)
Share based payments	3,000	3,000	2,063
Depreciation and amortization	8,000	8,000	11,175
Restructuring charge	—	100	597
Gain on sale and deconsolidation of businesses	—	—	484
(Gain) loss on extinguishment of debt	(300)	(300)	12,945
Impairment of goodwill and tradenames	—	—	77,692
Transactions related costs and other	(1,600)	(1,600)	(586)
Total EBITDA adjustments	33,900	37,000	147,508
Adjusted EBITDA	$98,900	$109,400	$(113,838)

Operating EBITDA Adjustments:
Trading (gains) losses, net	(59,000)	(63,000)	6,781
Fair value adjustments on loans	(4,500)	(5,500)	66,238
Realized and unrealized (gains) losses on investments	(35,000)	(38,000)	51,324
Fixed income and variable rate transaction spread	16,900	17,400	4,339
Other investment related expenses	700	700	366
Total Operating EBITDA Adjustments	(80,900)	(88,400)	129,048
Operating Adjusted EBITDA	$18,000	$21,000	$15,210

www.brcgh.com | NASDAQ: RILY	7

BRC GROUP HOLDINGS, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025		2024
	Low	High	Actual

Net income (loss) attributable to Registrant	$282,579	$287,979	$(764,274)
Income from discontinued operations, net of income taxes	70,841	70,841	147,470
Net (income) loss attributable to noncontrolling interests	(2,406)	(4,406)	10,665
Income (loss) from continuing operations	214,144	221,544	(922,409)
Adjustments:
Net (income) loss from continuing operations attributable to noncontrolling interests	(2,406)	(4,406)	8,920
Provision for income taxes	9,194	14,194	22,013
Interest expense	92,685	92,685	133,308
Interest income	(3,669)	(3,669)	(3,600)
Share based payments	12,981	12,981	17,437
Depreciation and amortization	35,079	35,079	44,932
Restructuring charge	505	605	1,522
Gain on sale and deconsolidation of businesses	(86,213)	(86,213)	(306)
Gain on senior note exchange	(67,208)	(67,208)	—
Loss on extinguishment of debt	21,343	21,343	18,725
Impairment of goodwill and tradenames	1,500	1,500	105,373
Transactions related costs and other	(2,133)	(2,133)	5,793
Total EBITDA adjustments	11,658	14,758	354,117
Adjusted EBITDA	$225,802	$236,302	$(568,292)

Operating EBITDA Adjustments:
Trading (gains) losses, net	(123,521)	(127,521)	57,007
Fair value adjustments on loans	1,497	497	325,498
Realized and unrealized (gains) losses on investments	(63,472)	(66,472)	263,686
Fixed income and variable rate transaction spread	69,399	69,899	21,300
Other investment related expenses	(91)	(91)	1,704
Total Operating EBITDA Adjustments	(116,188)	(123,688)	669,195
Operating Adjusted EBITDA	$109,614	$112,614	$100,903

www.brcgh.com | NASDAQ: RILY	8

BRC GROUP HOLDINGS, INC.

Total Investments and Net Debt Reconciliation

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate
	December 31,		December 31,
	2025		2024
	Low	High	Actual
Cash, cash equivalents, and restricted cash	$229,000	$229,000	$247,327
Due from clearing brokers	52,000	52,000	30,713

Securities and other investments owned	443,000	463,000	282,325
Securities sold not yet purchased	(10,000)	(10,000)	(5,675)
Loans receivable, at fair value	25,000	27,000	90,103
Loan participations sold	—	—	(6,000)
Equity investments	90,000	90,000	85,464
Other investments reported in prepaid and other assets	—	—	14,616
Noncontrolling interest	(34,000)	(34,000)	(28,217)
Total investments	514,000	536,000	432,616

Notes payable	—	—	28,021
Revolving credit facility	7,000	7,000	16,329
Term loans, net	119,000	119,000	199,429
Senior notes payable, net	1,300,000	1,300,000	1,530,561
Total debt	1,426,000	1,426,000	1,774,340

Net debt	$631,000	$609,000	$1,063,684

Contacts

Investors

Mike Frank

mfrank@brcgh.com

Media

Elizabeth Fogerty

efogerty@brcgh.com

www.brcgh.com | NASDAQ: RILY	9